UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 19, 2021

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37659	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1 Jenner, Suite 200
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LINK	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures under Item 3.02 are incorporated herein by reference to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

As we previously disclosed in our Current Report on Form 8-K filed on October 25, 2021 with the Securities and Exchange Commission, we entered into a securities purchase agreement, dated October 21, 2021 (the “Purchase Agreement”) with twenty one (21) purchasers identified on the schedule of buyers attached thereto, which Purchase Agreement provided for the sale by us to the purchasers on October 22, 2021 (the “Initial Closing Date”) of an aggregate of 120,000 shares of our 8.0% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), at an offering price of $25.00 per share, for gross proceeds of $3.0 million.

The Purchase Agreement allows for the sale by us of up to an additional 480,000 shares of Series A Preferred Stock to additional purchasers who become a party to the Purchase Agreement at one or more subsequent closings within ninety (90) days of the Initial Closing Date. On November 19, 2021, we sold an additional 80,000 shares of Series A Preferred Stock to fourteen (14) additional purchasers who became parties to the Purchase Agreement, at an offering price of $25.00 per share and for gross proceeds of $2 million (the “Second Closing”). The purchasers in the Second Closing also became parties to the registration rights agreement, dated as of October 22, 2021, that we entered into with the initial purchasers in the offering.

We do not intend to sell any more shares of Series A Preferred Stock pursuant to the Purchase Agreement.

A press release announcing the second closing of the offering was issued by us on November 22, 2021, a copy of which is attached hereto as Exhibit 99.1.

Advisory Group Equity Services Ltd. acted as placement agent (the “Placement Agent”) in the securities offering. The Placement Agent received an aggregate cash fee of $120,000, or 6.0% of the $2 million in gross proceeds raised in the offering and reimbursement of transaction expenses.

The shares of Series A Preferred Stock were offered and sold exclusively to accredited investors in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as transactions not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors in the offering represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates representing the shares issued in the transaction. The offer and sale of the shares were made without any general solicitation or advertising.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2021, we filed a Certificate of Amendment to Designation – After Issuance of Class or Series with the Secretary of State of the State of Nevada to reduce the number of authorized shares of Series A Preferred Stock from 600,000 to 200,000 (the number of shares issued pursuant to the Purchase Agreement and outstanding immediately prior to the filing of the Certificate of Amendment to Designation). Our authorized capital stock now consists of 30,000,000 shares of common stock, $0.001 par value, and 1,000,000 shares of preferred stock, $0.01 par value, of which 200,000 are designated as 8.0% Series A Convertible Preferred Stock. A copy of the Certificate of Amendment to Designation is attached as Exhibit 3.1 hereto and is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Amendment to Designation – After Issuance of Class or Series.

99.1	Press Release Issued by Interlink Electronics, Inc. dated November 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2021	INTERLINK ELECTRONICS, INC.

	By:	/s/ Ryan J. Hoffman
Ryan J. Hoffman
Chief Financial Officer

4